UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2012

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2012, ThermaClime, L.L.C. (“ThermaClime”), a wholly owned subsidiary of LSB Industries, Inc. (the “Company”), and certain of ThermaClime’s subsidiaries entered into the Amendment Number Four and Addendum to the Amended and Restated Term Loan Agreement, dated effective August 16, 2012 (the “Fourth Amendment”), with Banc of America Leasing & Capital, LLC (“BOA”), as agent for the lenders, which amends ThermaClime’s existing Amended and Restated Term Loan Agreement, dated March 29, 2011, as previously amended (the “Term Loan”). The Company and Consolidated Industries Corp., a subsidiary of the Company, are guarantors of the Term Loan. The Fourth Amendment addresses the use of insurance proceeds payable to or for the benefit of El Dorado Chemical Company (“EDCC”), a subsidiary of ThermaClime, as a result of the May 15, 2012 explosion and resulting destruction of EDCC’s Uhde Direct Strong Nitric Acid Plant (the “El Dorado DSN Plant”) and damage to other plants located at EDCC’s El Dorado, Arkansas facility.

Pursuant to the Fourth Amendment, all property insurance proceeds relating to the damage at the El Dorado DSN Plant will be payable to the lender’s collateral agent, which in turn will disperse the insurance proceeds from time to time as necessary to pay or reimburse EDCC for costs relating to repairing or replacing the damaged facilities located at the EDCC facility, provided that no event of default exists under the Term Loan, as amended. ThermaClime and the other borrowers will be obligated to complete such construction and repair and will be responsible for all related costs, even if the insurance proceeds are insufficient and unavailable to cover all such costs. Any business interruption insurance proceeds payable under EDCC’s business interruption insurance coverage shall be paid directly to EDCC pursuant to the terms of its existing mortgage covering the EDCC facility.

The foregoing summary description of the Fourth Amendment is not complete and is qualified in its entirety by the actual terms of the Fourth Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Amendment Number Four and Addendum to the Amended and Restated Term Loan Agreement, dated effective August 16, 2012, among LSB Industries, Inc., ThermaClime, L.L.C. and certain subsidiaries of ThermaClime, L.L.C., Cherokee Nitrogen Holdings, Inc., the Required Lenders signatory thereto, Banc of America Leasing & Capital, LLC as the Administrative and Collateral Agent, and Bank of Utah as Payment Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2012

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance, Chief Financial Officer